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EXHIBIT 11.1

WIRED VENTURES, INC. STATEMENT RE: COMPUTATION OF PRO FORMA NET LOSS PER SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                                YEAR ENDED         NINE MONTHS ENDED
                                            DECEMBER 31, 1995      SEPTEMBER 30, 1996
                                             ---------------        ----------------
Pro forma net loss.......................   $ (6,505)              $ (42,038)
                                            -----------------------------------------
Weighted average number of preferred
  shares outstanding(1)..................   14,312                 13,938
Shares and options issued subject to SAB
  No. 83:
  Preferred stock issuances(1)...........   2,283                  2,283
  Stock option grants(2).................   802                    802
                                            -----------------------------------------
                                            3,085                  3,085
                                            -----------------------------------------
Shares used in computing pro forma net
  loss per share.........................   17,397                 17,023
                                            -----------------------------------------
Pro forma net loss per share.............   $ (0.37)               $  (2.47)
                                            -----------------------------------------
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(1) Using if-converted method.

(2) Using treasury-stock method.